For Immediate Release
Corel Increases Focus on Digital Media Market
Company Consolidates Digital Media Operations in Greater China and Silicon Valley to Facilitate Product Integration, Accelerate Speed to Market and Further Improve Operational Efficiency
Ottawa, ON — November 28, 2007 — Corel Corporation (NASDAQ:CREL; TSX:CRE), a leading developer of graphics, productivity and digital media software, today announced that it is increasing its focus on the Digital Media market by concentrating its Digital Media operations in Greater China and Silicon Valley. These actions will enable the Company to fully maximize its broad portfolio of digital media software and technology assets in order to deliver an enhanced user experience to consumers worldwide. Centralizing Corel’s Digital Media operations will also enable the Company to further accelerate the development process and increase speed-to-market for new and upgraded products.
“Corel’s Digital Media portfolio is the broadest in the industry, covering all of the major digital media segments including imaging, video editing, and DVD authoring,” said Jeff Hastings, President and General Manager of Corel Digital Media. “By concentrating our Digital Media operations in Greater China and Silicon Valley, we will be able to better leverage our global resources and talent while further improving the operational efficiency between our software development, product management, and marketing teams. We believe these actions will ultimately result in an even more exciting product range and a richer user experience for our customers.”
As a result of these changes, Corel will be closing its existing Digital Imaging facility in Minneapolis. In addition, the Company will incur a one-time restructuring charge of approximately $2.2 million in the fourth quarter. The Company further expects that the full benefits of this restructuring will be realized beginning in the second half of 2008.
Forward-Looking Statements:
This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements.
These risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 23, 2007, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) and Corel’s other filings including Corel’s form 10-Q for the quarter ended August 31, 2007 under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov or on the CSA’s website at http://www.sedar.com. In addition, these and other risks can be found in InterVideo’s previous reports filed with the SEC under the caption “Risk Factors” and elsewhere, including InterVideo’s 10-Q for the quarter ended September 30, 2006, which can be found on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
About Corel
Corel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company’s product portfolio includes some of the world’s most popular and widely recognized software brands including CorelDRAW® Graphics Suite, Corel® Paint Shop Pro® Photo, Corel® Painter™, Corel DESIGNER®, Corel® WordPerfect® Office, WinZip® and iGrafx®. In 2006, Corel acquired InterVideo, makers of WinDVD®, and Ulead, a leading developer of video, imaging and DVD authoring software. Designed to help people become more productive and express their creative potential, Corel’s software strives to set a higher standard for value with full-featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel’s leadership in software innovation, design and value.
Corel’s products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel’s global websites. The Company’s headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China, Taiwan, and Japan. Corel’s stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE. www.corel.com.
© 2007 Corel Corporation. All rights reserved. Corel, CorelDRAW, Paint Shop Pro, Corel Painter, Corel DESIGNER, WordPerfect, WinZip, iGrafx, InterVideo, WinDVD, Ulead, and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered or unregistered trademarks mentioned are used for identification purposes only and remain the exclusive property of their respective owners.
CRELF
Media Contacts:
Catherine Hughes
Corel Corporation
Office: 613-728-0826 x 1659
catherine.hughes@corel.com
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